As filed with the Securities and Exchange Commission on December 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	26-4413382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

(Address of Principal Executive Offices)

Golden Minerals Company Amended and Restated

2009 Equity Incentive Plan

(Full title of the plan)

Robert P. Vogels
Sr. Vice President and Chief Financial Officer
Golden Minerals Company
350 Indiana Street, Suite 650
Golden, Colorado 80401
Telephone: (303) 839-5060
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to: Brian Boonstra Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Telephone: (303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	986,585 shares	$0.2050	$202,250	$26.25

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any securities that may be offered or issued pursuant to the Golden Minerals Company Amended and Restated 2009 Equity Incentive Plan (the “Plan”) as a result of adjustments for stock dividends, stock splits and similar changes.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of the common stock of Golden Minerals Company as quoted on the NYSE American on November 29, 2019.

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 986,585 shares of common stock, par value $0.01 per share, of the Company, which may be issued pursuant to awards under the Plan. In accordance with General Instruction E to Form S-8, the Company incorporates herein by reference the contents of the registration statements on Form S-8 filed by the Company with respect to the Plan on May 8, 2009 (Registration No. 333-159096), April 7, 2010 (Registration No. 333-165933), December 1, 2010 (Registration No. 333-170891), September 19, 2011 (Registration No. 333-176915), August 9, 2013 (Registration No. 333-190542), November 24, 2014 (Registration No. 333-200557), May 13, 2016 (Registration No. 333-211348), and May 7, 2019 (Registration No. 333-231264), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

As used in this Registration Statement, the term “Company” or “Registrant” refers to Golden Minerals Company and its subsidiaries.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated into this Registration Statement by reference as of their date of filing with the Commission:

(a)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Commission on February 28, 2019;

(b)           The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, as filed with the Commission on May 2, 2019, August 7, 2019 and November 13, 2019, respectively;

(c)           The Company’s Current Reports on Form 8-K as filed with the Commission on May 21, 2019, June 27, 2019, July 19, 2019, August 23, 2019 and September 11, 2019; and

(d)           The description of the Company’s common stock contained in its registration statement on Form 8-A filed February 5, 2010 with the SEC under Section 12(b) of the Exchange Act (File No. 001-13627), including any subsequent amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

Not applicable.

Item 5.   Interests of Named Experts and Counsel

Not applicable.

Item 6.   Indemnification of Directors and Officers

The Company is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation contains such a provision.

The above discussion of the Company’s Amended and Restated Certificate of Incorporation, Bylaws and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation, Bylaws and statutes.

The Company maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the Company. In addition, each of the executive officers and members of the board of directors have entered into Indemnification Agreements with the Company, the terms of which are intended to complement the indemnity protection available under applicable law, the Company’s Amended and Restated Certificate of Incorporation and Bylaws and any policies of insurance which may currently or hereafter be maintained by the Company.

Item 7.   Exemption from Registration Claimed

Not applicable.

Item 8.   Exhibits

Exhibit No.	Description of Exhibit
5.1	Opinion of Davis Graham & Stubbs LLP
10.1	Golden Minerals Company Amended and Restated 2009 Equity Incentive Plan (1)
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of EKS&H LLLP
23.3	Consent of Plante & Moran, PLLC
23.4	Consent of Tetra Tech
23.5	Consent of Wood Group PLC
24.1	Power of Attorney (included on signature page of this Registration Statement)

(1)  Incorporated by reference to our Quarterly Report on Form 10-Q filed August 6, 2014.

Item 9.  Undertakings

a.                    The undersigned Registrant hereby undertakes:

1.                   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.                   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on December 5, 2019.

GOLDEN MINERALS COMPANY

By:	/s/ Warren M. Rehn
Name:	Warren M. Rehn
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Warren M. Rehn and Robert P. Vogels, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Warren M. Rehn	President and Chief Executive Officer (Principal Executive Officer) and Director	December 5, 2019
Warren M. Rehn

/s/ Robert P. Vogels	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 5, 2019
Robert P. Vogels

/s/ Jeffrey G. Clevenger	Chairman of the Board of Directors	December 5, 2019
Jeffrey G. Clevenger

/s/ W. Durand Eppler	Director	December 5, 2019
W. Durand Eppler

/s/ Kevin R. Morano	Director	December 5, 2019
Kevin R. Morano

/s/ Terry M. Palmer	Director	December 5, 2019
Terry M. Palmer

/s/ Andrew N. Pullar	Director	December 5, 2019
Andrew N. Pullar

/s/ David H. Watkins	Director	December 5, 2019
David H. Watkins